UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2011

ALLIANCE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-49976 (Commission File Number)	46-0488111 (I.R.S. Employer Identification No.)
14200 Park Meadow Drive #200
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On April 29, 2011, Alliance Bankshares Corporation (“Bankshares”) announced that it has scheduled its 2011 Annual Meeting of Shareholders (the “Annual Meeting”) for Wednesday, August 10, 2011 rather than May 25, 2011 as previously anticipated.
     Any shareholder proposals to be considered for inclusion in Bankshares’ proxy statement for the Annual Meeting must be delivered to, or mailed to and received by Mr. Robert C. Kovarik, Jr., Secretary of Bankshares, by May 19, 2011. Such a shareholder proposal must comply with the requirements of Rule 14a-8 under the Securities and Exchange Act of 1934. If any shareholder intends to present a proposal outside the Rule 14a-8 process for consideration by shareholders at the Annual Meeting, notice of the proposal must be delivered to, or mailed to and received by Mr. Robert C. Kovarik, Jr., Secretary of Bankshares, by May 19, 2011. Any such shareholder proposal or notice of a shareholder proposal should be addressed to Mr. Robert C. Kovarik, Jr., Secretary of Alliance Bankshares Corporation, at 14200 Park Meadow Drive, Suite 200S, Chantilly, Virginia 20151.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation (Registrant)
By:	/s/ William E. Doyle, Jr.
William E. Doyle, Jr.
President & Chief Executive Officer

Date: April 29, 2011